RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado 80014

Telephone (303)306-1967

Fax (303)306-1944

March _10_, 2014

U.S. Securities and Exchange Commission

450 Fifth Street NW

Washington, D.C. 20549

Re:	Modern Mobility Aids, Inc.

SEC File No. 333-168983

On November 30, 2013 my appointment as auditor for Modern Mobility Aids, Inc. ceased. I have read Modern Mobility Aids, Inc.’s statements included under Item 4.01 of its Form 8-K dated March 10, 2014 and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/ Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.

Certified Public Accountant